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                                                                   EXHIBIT 3.2.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         SKILLED HEALTHCARE GROUP, INC.

                            (A DELAWARE CORPORATION)

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         SKILLED HEALTHCARE GROUP, INC.

                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                                     OFFICES

     SECTION 1. REGISTERED OFFICE. The initial registered office of Skilled Healthcare Group, Inc. (the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle.

     SECTION 2. OTHER OFFICES. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

     SECTION 1. LOCATION OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

     SECTION 2. NOTICE OF STOCKHOLDERS' MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be given by such delivery means (mail, telecopy, electronic or other) as the Secretary of the Corporation deems appropriate and in compliance with law and shall be delivered to the stockholder's address as it appears

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on the stock transfer records of the Corporation. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the stock transfer records of the Corporation. Any waiver of such notice given by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, and such person objects at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     SECTION 3. ANNUAL MEETINGS OF STOCKHOLDERS.

            (a) The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting, directors shall be elected and only such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (including the nominations of persons for election to the Board of Directors of the Corporation and any other business to be considered by the stockholders) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, (iii) otherwise properly brought before the meeting by any stockholder of the Corporation or (iv) in the case of a meeting held before the Transition Date (as defined in the Certificate of Incorporation), otherwise brought before the meeting by a holder of at least 10% of the outstanding Class B Common Stock.

            (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice (a "Stockholder Notice") shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred and twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, the Stockholder Notice must be so delivered not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the first annual meeting of stockholders of the Corporation following the initial public offering of its capital stock, the first anniversary of the preceding year's annual meeting shall be deemed to be April 26, 2008. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice as described above. Such Stockholder Notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any

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resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or the Bylaws of the Corporation, the language of the proposed amendment) and the reasons for conducting such business at the meeting; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (D) any material interest of the stockholder in such business and (E) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends to:
(1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The foregoing notice requirements of this Section 3(b) shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a nomination or other matter at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's nomination or other matter has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

            (c) Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or the proposed business, such nomination or proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3(c), to be considered a qualified representative of a stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

     SECTION 4. SPECIAL MEETINGS.

            (a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may only be called in accordance with the provisions of the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to only such business brought before the meeting pursuant to the Corporation's notice of meeting.

            (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (1) by or at the direction of the Board of Directors in accordance with the Certificate of Incorporation or (2) provided that the Board of Directors has specified in its notice of meeting that directors shall be

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elected at such meeting, by any stockholder of the Corporation who provides a timely Stockholder Notice to the Secretary of the Corporation that complies with the notice procedures set forth in paragraph (b) of Section 3 hereof. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

     SECTION 5. COMPLIANCE WITH PROCEDURES. Only such persons who are nominated in accordance with the procedures set forth in Section 3 or Section 4 hereof, as applicable, shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 3 or
Section 4 hereof, as applicable. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 3 or Section 4 hereof, as applicable and (ii) if any proposed nomination or business is not in compliance with Section 3 or Section 4 hereof, as applicable (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's proposal in compliance with such stockholder's representation as required by clause
(iii)(E) of paragraph (b) of Section 3 hereof), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

               The meetings of the stockholders shall be presided over by the Chief Executive Officer, or if he or she is absent or unable to preside, by the Chairman and if neither the Chief Executive Officer nor the Chairman is present or able to preside, then by a Vice Chairman; if more than one Vice Chairman is present and able to preside, the Vice Chairman who shall have held such office for the longest period of time shall preside; if neither the Chief Executive Officer nor the Chairman nor a Vice Chairman is present and able to preside, then the President shall preside; if none of the above is present and able to preside, then another person shall be elected at the meeting to preside over same. The Secretary of the Company, if present, shall act as secretary of such meetings or, if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the person presiding over the meeting. If necessary, electing the chairman of the meeting and appointing the secretary of the meeting shall be the first order of business at each meeting.

     SECTION 6. COMPLIANCE WITH THE EXCHANGE ACT. Notwithstanding the provisions of Section 3 and Section 4 hereof, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in Section 3 and Section 4 hereof. Nothing in either Section 3 or Section 4 hereof shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     SECTION 7. QUORUM, ADJOURNMENT. At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to vote upon a matter shall constitute a quorum for the

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transaction of business upon such matter, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, a majority of the voting power represented in person or by proxy may adjourn the meeting to such time and place as they may determine, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     SECTION 8. VOTE REQUIRED. All questions submitted to the stockholders and all actions by the stockholders shall be decided by the affirmative vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to vote on the matter, unless otherwise provided by express provision of the Certificate of Incorporation, by these Bylaws or by law, in which case such express provision shall govern and control the decision of such question. At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     SECTION 9. VOTING PROCEDURES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his, her or its name on the books of the Corporation on the record date set by the Board of Directors as provided in Article VI, Section 4 hereof.

     SECTION 10. STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder that appears on the records of the Corporation and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 11. INSPECTORS. Prior to each meeting of the stockholders, one or more inspectors shall be appointed by the Board of Directors, or, if no such appointment shall have been made, such inspectors shall be appointed by the chairman of the meeting, to act thereat.

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Each inspector so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector(s) shall take charge of the ballots at such meeting, count the ballots cast on any question and deliver a written report of the results thereof to the secretary of such meeting. The inspector(s) need not be stockholders of the Corporation. Any officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested other than as a stockholder.

     SECTION 12. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Effective from and after the closing of the Transition Date (as defined in the Certificate of Incorporation), no stockholder action may be taken except at a duly called annual or special meeting of stockholders of the Corporation and stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

                                  ARTICLE III

                                    DIRECTORS

     SECTION 1. NUMBER. The number of directors which shall constitute the whole Board shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Directors need not be stockholders of the Corporation.

     SECTION 2. POWERS. The powers of the Corporation shall be exercised, its business conducted and its property controlled, by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation. The Chairman of the Board, or an appointee of the Chairman, shall preside at all meetings of the Board of Directors and all meetings of the stockholders.

     SECTION 3. ELECTION AND TENURE. Each director shall be elected in the manner specified in the Certificate of Incorporation and shall hold office until such time as is set forth therein.

     SECTION 4. VACANCIES. Any vacancies on the Board of Directors shall be filled only in the manner specified in the Certificate of Incorporation. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, disability, disqualification, removal or resignation of any director.

     SECTION 5. RESIGNATION. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

     SECTION 6. REMOVAL. A director may be removed from the Board of Directors only in satisfaction of, and in accordance with, the provisions of the Certificate of Incorporation.

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     SECTION 7. MEETINGS.

            (a) REGULAR MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors shall be held without notice other than this Section 7(a) immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time, date and place (within or outside the State of Delaware) for the holding of additional regular meetings without notice other than such resolution. The directors may have one or more offices and keep the books of the Corporation outside of the State of Delaware.

            (b) SPECIAL MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or a majority of the members of the Board of Directors.

            (c) NOTICE OF SPECIAL MEETINGS. Notice of the time and place of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first-class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

            (d) WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

            (e) MEETINGS BY ELECTRONIC COMMUNICATIONS EQUIPMENT. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     SECTION 8. QUORUM AND VOTING.

            (a) Except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn such meeting to another time and place. At least one day's notice

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of any adjourned meeting of the Board of Directors shall be given to each director, whether or not present at the time of the adjournment, if such notice shall be given orally or in writing, by telephone, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, and at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

            (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote shall be required by law, the Certificate of Incorporation or these Bylaws.

     SECTION 9. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     SECTION 10. FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

     SECTION 11. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend

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or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS DESIGNATED. The officers of the Corporation shall include, if and when designated by the Board of Directors, a President, a Secretary and a Treasurer, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint other officers as are desired, including a Chief Executive Officer, a Chief Financial Officer, a Controller, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as may be appointed in accordance with the provisions of Section 3(h) of this Article IV. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. In the event there are two or more Vice Presidents, then the directors may, at the time of the election of the officers, by resolution determine the order of their rank. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

     SECTION 2. COMPENSATION OF OFFICERS. The Board of Directors shall have authority (a) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers or employees and (b) to authorize officers of the Corporation to fix the compensation of subordinate employees.

     SECTION 3. TENURE AND DUTIES OF OFFICERS.

            (a) ELECTION, REMOVAL AND VACANCIES. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

            (b) CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if any, the Chief Executive Officer, if such officer is appointed, shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In the event of the death, disability or other absence of the Chairman of the Board, the duties of the Chairman of the Board may be performed by the Chief Executive Officer, including presiding at any meeting of the Board of Directors or the stockholders of the Corporation. The Chief Executive Officer may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be required by applicable law to be executed and delivered by another person. The Chief Executive Officer shall have the power and authority to appoint one or more Vice Presidents of various rank or other officers of the

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Corporation, which power shall not be exclusive of any right of the Board of
Directors to elect or appoint such officers.

            (c) PRESIDENT(S). Individuals appointed to the office of President shall perform, under the direction and subject to the control of the Board of Directors and the Chief Executive Officer, all duties incident to the office of President and such other duties as the Board of Directors or Chief Executive Officer may assign to such President from time to time. The President may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors or the Chief Executive Officer has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board of Directors or these Bylaws, or where the execution and delivery thereof shall be required by applicable law to be executed and delivered by another person. Individuals appointed to the office of President of an organizational unit of the Corporation shall perform, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer and the President of the Corporation and shall have such other duties as the Board of Directors, Chief Executive Officer or President of the Corporation may assign to such officers from time to time.

            (d) VICE PRESIDENTS. Each Vice President of the Corporation shall perform, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer or President, such duties as the Board of Directors, the Chief Executive Officer, any President or such other officer or officers may assign to such Vice President from time to time. Vice Presidents of the Corporation may be further designated as Corporate Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Corporate Vice Presidents, Assistant Vice Presidents or such other similar title as the Board of Directors, the Chief Executive Officer, any President or such other officer or officers may designate.

            (e) SECRETARY. The Secretary of the Corporation or his or her designee shall attend all meetings of the stockholders of the Corporation, the Board of Directors and committees established by the Board of Directors and shall record correctly the proceedings of such meetings in a book suitable for such purposes. The Secretary shall attest with a signature and the seal of the Corporation (in facsimile or otherwise) all stock certificates issued by the Corporation and shall keep or cause to be kept a stock ledger in which all transactions pertaining to shares of all classes and series of capital stock of the Corporation shall be correctly recorded. The Secretary shall also attest with a signature and the seal of the Corporation (in facsimile or otherwise) all deeds, conveyances or other instruments requiring the seal of the Corporation. The Chairman of the Board, the Chief Executive Officer or the Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Corporation and special meetings of the Board of Directors or committees established by the Board of Directors. The Secretary is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of the Corporation or to actions duly taken by the stockholders of the Corporation, the Board of Directors or any committee established by the Board of Directors. The Secretary shall perform, under the direction and subject to the control of the Board of Directors and the Chief Executive Officer, all duties incident to the office of Secretary and such other duties as the Board of Directors or the Chief Executive Officer may assign to the Secretary from time to time. The duties of the Secretary may also be performed by any Assistant Secretary of the Corporation. The Secretary shall have the power and authority to appoint one or more Assistant Secretaries of the Corporation, which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officer.

            (f) CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the Corporation in general shall supervise all of the financial affairs of the Corporation, under the direction and subject to the control of the Board of Directors and the Chief Executive Officer, all duties incident to the office of Chief Financial Officer and such other duties as the Board of Directors or the Chief Executive Officer may assign to the Chief Financial Officer from time to time.

            (g) TREASURER. The Treasurer of the Corporation shall have the care and custody of all the funds, notes, bonds, debentures, stock and other securities of the Corporation that may come into the hands of the Treasurer, acting in such capacity. The Treasurer shall be responsible for the investment and reinvestment of funds of the Corporation in accordance with general investment policies determined from time to time by the Corporation and shall ensure that the Corporation is adequately funded at all times by arranging, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer and the Chief Financial Officer, for the issuance of debt, equity and other forms of securities that may be necessary or appropriate. The Treasurer may endorse (in facsimile or otherwise) checks, drafts, notes, bonds, debentures and other instruments for the payment of money for deposit or collection when necessary or appropriate and may deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate from time to time, and the Treasurer may endorse (in facsimile or otherwise) all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may deliver instructions to financial institutions by facsimile or otherwise. The Treasurer may execute (in facsimile or otherwise) all receipts and vouchers for payments made to the Corporation. The Treasurer shall render an account of the Treasurer's transactions to the Board of Directors or its Audit Committee as often as the Board of Directors or its Audit Committee shall require from time to time. The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose, a full and adequate account of all monies received and paid by the Treasurer on account of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond to the Corporation for the faithful performance of the Treasurer's duties, the expenses of which bond shall be borne by the Corporation. The Treasurer shall perform, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer and the Chief Financial Officer, all duties incident to the office of Treasurer and such other duties as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may assign to the Treasurer from time to time. The duties of the Treasurer may be performed by any Assistant Treasurer of the Corporation. The Treasurer shall have the power and authority to appoint one or more Assistant Treasurers of the Corporation, which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officer.

            (h) CONTROLLER. The Controller of the Corporation shall be the chief accounting officer of the Corporation, shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures throughout the Corporation. The Controller also shall keep in books belonging to the Corporation full and accurate accounts of receipts of, and disbursements made by, the Corporation. The Controller shall render an account of the Controller's transactions to the Board of Directors or its Audit Committee as often as the Board of Directors or its Audit Committee shall require from time to time. The Controller shall perform, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer and the Chief Financial Officer, all duties incident to the office of Controller and such other duties as the Board of Directors, the Chief Executive Officer and the Chief Financial Officer, may assign to the Controller from time to time. The duties of the Controller may also be performed by any Assistant Controller of the Corporation. The Controller shall have the power and authority to appoint one or more Assistant Controllers of the Corporation, which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officer.

            (i) SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 4. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

     SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors, the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

     SECTION 6. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE V

                  EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
                     OF SECURITIES OWNED BY THE CORPORATION

     SECTION 1. EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

     All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

     Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 2. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall, if permitted by law, be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the President, if elected, or the Chief Executive Officer, if elected.

                                   ARTICLE VI

                                 SHARES OF STOCK

     SECTION 1. FORM AND EXECUTION OF CERTIFICATES. Shares of the Corporation's Stock may be certificated or uncertificated, as provided under Delaware law. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President or vice-president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

     SECTION 2. SPECIAL DESIGNATION ON CERTIFICATES. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the Delaware General Corporation Law (the "DGCL"), in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 3. LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner's legal representative, to agree to indemnify the Corporation in such manner as it shall require and to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 4. TRANSFERS.

            (a) Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by a certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

            (b) The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

     SECTION 5. FIXING RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                                    DIVIDENDS

     SECTION 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

     SECTION 2. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                   FISCAL YEAR

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE IX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. INDEMNIFICATION.

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

            (c) To the extent that a present or former director or officer of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (d) Any indemnification under paragraphs (a) and (b) of this Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 1. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 1. Such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (g) The Board of Directors may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 1 of this
Article IX.

            (h) For purposes of this Section 1 of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation

(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 1 of this
Article IX with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this Section 1 of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 1 of this Article IX.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 of this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section 1 or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees).

     SECTION 2. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors or officers respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

     SECTION 3. AMENDMENTS. Any repeal or modification of this Article IX shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                                   ARTICLE X

                     INDEMNIFICATION OF EMPLOYEES AND AGENTS

     The Corporation may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

                                   ARTICLE XI

                                     NOTICES

     SECTION 1. NOTICES.

            (a) NOTICE TO STOCKHOLDERS. Written notice to stockholders of stockholder meetings shall be given as provided in Article II, Section 2 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

            (b) NOTICE TO DIRECTORS. Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Article III, Section 7 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

                                  ARTICLE XII

                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or by the stockholders subject to and only in accordance with the provisions of the Certificate of Incorporation. The power to adopt, amend or repeal Bylaws conferred upon the Board of Directors by the Certificate of Incorporation shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws as set forth therein.

                            CERTIFICATE OF SECRETARY

            I, the undersigned, do hereby certify that:

            (1) I am the duly elected and acting Secretary of Skilled Healthcare Group, Inc., a Delaware corporation; and

            (2) the foregoing Amended and Restated Bylaws, comprising 18 pages, constitute the Bylaws of said corporation as duly adopted by Board of Directors of said corporation on April 19, 2007.

            IN WITNESS WHEREOF, I have hereunto subscribed my name this ____ day of April, 2007.

                                                    ____________________________
                                                    Roland Rapp, Secretary